Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Zhufeng Wang, the Interim President and Chief Executive Officer and Director of Oriental Magic Soup, Inc. (the “Registrant”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of the Registrant for the quarter ended October 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: December 21, 2015

ORIENTAL MAGIC SOUP, INC.

By:	/s/ Zhufeng Wang
Name:	Zhufeng Wang
Title:	President and Chief Executive Officer (principal executive officer and principal financial and accounting officer)